SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 FIRST TRUST DYNAMIC EUROPE EQUITY INCOME FUND
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   MASSACHUSETTS                                         37-1788432
----------------------------------------------------  ------------------------------------------------
      (State of Incorporation or Organization)              (I.R.S. Employer Identification No.)

120 East Liberty Drive, Suite 400, Wheaton, Illinois                       60187
----------------------------------------------------  ------------------------------------------------
      (Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. -- [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. -- [ ]

Securities Act registration statement file number to which this form relates:
        333-205681

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH EACH
        TO BE SO REGISTERED                       CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest             New York Stock Exchange LLC
      $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust Dynamic Europe Equity Income Fund (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange LLC. A description of the Shares is contained under the caption "Description of Shares" in the Preliminary Prospectus, which is a part of Pre-effective Amendment No. 4 to the Registration Statement on Form N-2 (Registration Nos. 333-205681 and 811-23072), filed with the Securities and Exchange Commission on September 1, 2015. Such description is incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   FIRST TRUST DYNAMIC EUROPE EQUITY INCOME FUND


                                   By:           /s/ W. Scott Jardine
                                       -----------------------------------------
                                              W. Scott Jardine, Secretary

September 15, 2015